================================================================================


                UNITED STATES SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549




                                    FORM 8-K
                                 CURRENT REPORT



     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported) February 2, 2004




                             SOUTHERN UNION COMPANY
             (Exact name of registrant as specified in its charter)




         Delaware                        1-6407                   75-0571592
(State or other jurisdiction    (Commission File Number)      (I.R.S. Employer
     of incorporation)                                       Identification No.)






           One PEI Center                               18711
      Wilkes-Barre, Pennsylvania                      (Zip Code)
  (Address of principal executive offices)



       Registrant's telephone number, including area code: (570) 820-2400



================================================================================





ITEM 5.  OTHER EVENTS

     On February 2, 2004, Southern Union Company (the Company) issued a press release announcing that its subsidiary, Trunkline LNG Company, has entered into an agreement with BG LNG Services, LLC, a subsidiary of BG Group of the United Kingdom, for a Phase II modification of Trunkline LNG's Lake Charles, La., liquefied natural gas (LNG) terminal, and its subsidiary, Trunkline Gas Company, has also entered into an agreement with BG LNG Services, LLC for the construction of a 23-mile pipeline from the LNG terminal to the mainline of Trunkline Gas Company.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

     (c) Exhibit No.

     99.a Press Release issued by Southern Union Company dated February 2, 2004. 99.b Press Release issued by Southern Union Company dated February 4, 2004.

ITEM 9.  REGULATION FD DISCLOSURE

     Given the nature of the Company's regulated business where capital expenditures are recovered in rates, management feels that free cash flow is an important metric of the Company's operations. The Company anticipates generating approximately $225 million of free cash flow for the fiscal year ending June 30, 2004. The Company defines "free cash flow" as the sum of: (i) earnings from continuing operations before income taxes, (ii) changes in working capital, including the difference between taxes accrued and taxes paid, and (iii) depreciation and amortization; less capital expenditures excluding LNG expansion projects.

     The previous statement is considered a forward-looking statement.

ITEM 12.  DISCLOSURE OF RESULTS OF OPERATIONS AND FINANCIAL CONDITION

     On February 4, 2004, the Company will release summary financial information to the general public, including the investment community, regarding the Company's operating performance for the three- and six-month periods ended December 31, 2003 and 2002. The financial information released is included herein. The following information is summary in nature and should not be considered complete financial statements.

     This release and other Company reports and statements issued or made from time to time contain certain "forward-looking statements" concerning projected future financial performance, expected plans or future operations. Southern Union Company cautions that actual results and developments may differ materially from such projections or expectations. Investors should be aware of important factors that could cause actual results to differ materially from the forward-looking projections or expectations. These factors include, but are not limited to: cost of gas; gas sales volumes; gas throughput volumes and available sources of natural gas; discounting of transportation rates due to competition; customer growth; abnormal weather conditions in the Company's service territories; impact of relations with labor unions of bargaining-unit employees; the receipt of timely and adequate rate relief and the impact of future rate cases or regulatory rulings; the outcome of pending and future litigation; the speed and degree to which competition is introduced to our gas distribution business; new legislation and government regulations and proceedings affecting or involving the Company; unanticipated environmental liabilities; the Company's ability to comply with or to challenge successfully existing or new environmental regulations; changes in business strategy and the success of new business ventures; exposure to customer concentration with a significant portion of revenues realized from a relatively small number of customers and any credit risks associated with the financial position of those customers; factors affecting operations such as maintenance or repairs, environmental incidents or gas pipeline system constraints; our or any of our subsidiaries debt securities ratings; the economic climate and growth in our industry and service territories and competitive conditions of energy markets in general; inflationary trends; changes in gas or other energy market commodity prices and interest rates; the current market conditions causing more customer contracts to be of shorter duration, which may increase revenue volatility; the possibility of war or terrorist attacks; the nature and impact of any extraordinary transactions such as any acquisition or divestiture of a business unit or any assets.





                     SOUTHERN UNION COMPANY AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                                   (UNAUDITED)



                                                                            THREE MONTHS ENDED                  SIX MONTHS ENDED
                                                                              DECEMBER 31,                        DECEMBER 31,
                                                                              ------------                        ------------

                                                                           2003            2002             2003             2002
                                                                           ----            ----             ----             ----
                                                                         (THOUSANDS OF DOLLARS, EXCEPT SHARES AND PER SHARE AMOUNTS)

Operating revenues .............................................       $ 507,113        $ 346,104        $ 738,507        $ 445,814
Cost of gas and other energy ...................................        (253,880)        (215,505)        (311,640)        (257,565)
Revenue-related taxes ..........................................         (13,136)         (12,568)         (17,461)         (15,754)
                                                                       ---------        ---------        ---------        ---------
     Operating margin ..........................................         240,097          118,031          409,406          172,495

Operating expenses:
     Operating, maintenance and general ........................         100,888           42,249          201,968           83,620
     Depreciation and amortization .............................          31,697           14,067           63,031           28,451
     Taxes, other than on income and revenues ..................          12,135            6,213           25,051           12,711
                                                                       ---------        ---------        ---------        ---------
         Total operating expenses ..............................         144,720           62,529          290,050          124,782
                                                                       ---------        ---------        ---------        ---------
         Net operating revenues ................................          95,377           55,502          119,356           47,713
                                                                       ---------        ---------        ---------        ---------

Other income (expenses):
     Interest ..................................................         (32,636)         (20,742)         (66,600)         (41,743)
     Dividends on preferred securities of
         subsidiary trust ......................................            --             (2,370)            --             (4,740)
     Other, net ................................................             514           (2,712)           4,321           13,726
                                                                       ---------        ---------        ---------        ---------
         Total other expenses, net .............................         (32,122)         (25,824)         (62,279)         (32,757)
                                                                       ---------        ---------        ---------        ---------
Earnings from continuing operations before
     income taxes ..............................................          63,255           29,678           57,077           14,956
Federal and state income taxes .................................          24,833           11,159           22,362            5,623
                                                                       ---------        ---------        ---------        ---------
Earnings from continuing operations ............................          38,422           18,519           34,715            9,333
                                                                       ---------        ---------        ---------        ---------
Discontinued operations:
     Earnings from discontinued operations .....................            --             17,468             --             21,781
     Federal and state income taxes ............................            --              6,568             --              8,190
                                                                       ---------        ---------        ---------        ---------
Earnings from discontinued operations ..........................            --             10,900             --             13,591
                                                                       ---------        ---------        ---------        ---------

Net earnings ...................................................          38,422           29,419           34,715           22,924

Preferred stock dividends ......................................          (4,004)            --             (4,004)            --
                                                                       ---------        ---------        ---------        ---------

Net earnings available for common shareholders ..................      $  34,418        $  29,419        $  30,711        $  22,924
                                                                       =========        =========        =========        =========

Net earnings from continuing operations per share:
     Basic    .......................................                  $    0.48        $    0.33        $   0.43         $    0.16
                                                                       =========        =========        ========         =========

     Diluted  .......................................                  $    0.47        $    0.32        $   0.42         $    0.16
                                                                       =========        =========        ========         =========

Net earnings available for common shareholders per share:
     Basic    .......................................                  $   0.48         $    0.52        $   0.43         $    0.40
                                                                       ========         =========        ========         =========

     Diluted  .......................................                  $   0.47         $    0.50        $   0.42         $    0.39
                                                                       ========         =========        ========         =========


Weighted average shares outstanding - basic ....................       71,759,349       56,919,821       71,748,220       56,713,616
                                                                       ==========       ==========       ==========       ==========
Weighted average shares outstanding - diluted ..................       73,957,901       58,737,336       73,804,782       58,671,826
                                                                       ==========       ==========       ==========       ==========









            See Notes to Condensed Consolidated Financial Statements.






                     SOUTHERN UNION COMPANY AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEET
                                   (UNAUDITED)


                                                      DECEMBER 31,      JUNE 30,
                                                          2003            2003
                                                     -------------  ------------

                                                         (THOUSANDS OF DOLLARS)
                                     ASSETS
Property, plant and equipment:

     Plant .........................................  $ 3,875,330   $ 3,786,025
     Less accumulated depreciation and amortization      (692,131)     (641,225)
                                                      -----------   -----------
          Net property, plant and equipment ........    3,183,199     3,144,800
                                                      -----------   -----------

Current assets:
     Cash and cash equivalents .....................       20,810        86,997
     Accounts receivable, billed and unbilled, net .      308,938       192,402
     Federal and state taxes receivable ............       22,468         6,787
     Inventories ...................................      230,854       173,757
     Deferred gas purchase costs ...................       26,445        24,603
     Gas imbalances - receivable ...................       26,974        34,911
     Prepayments and other .........................       18,121        18,971
                                                      -----------   -----------
          Total current assets .....................      654,610       538,428
                                                      -----------   -----------

Goodwill, net ......................................      642,921       642,921

Deferred charges ...................................      187,105       188,261

Investment securities, at cost .....................        8,038         9,641

Other ..............................................       67,310        73,674
                                                      -----------   -----------

     Total assets ..................................  $ 4,743,183   $ 4,597,725
                                                      ===========   ===========


                         CAPITALIZATION AND LIABILITIES
Capitalization:
     Common stockholders' equity .....................   $  946,502   $  920,418
      Preferred stock ................................      230,000         --
      Preferred stock of subsidiary trust, $25 par ...         --        100,000
     Long-term debt and capital lease obligation .....    2,004,408    1,611,653
                                                         ----------   ----------
         Total capitalization ........................    3,180,910    2,632,071
                                                         ----------   ----------

Current liabilities:
     Long-term debt due within one year ..............      260,729      734,752
     Notes payable ...................................      252,000      251,500
     Accounts payable ................................      149,793      112,840
     Federal, state and local taxes ..................       27,711       13,530
     Gas imbalances - payable ........................       66,049       64,519
     Other ...........................................      176,107      183,652
                                                         ----------   ----------
         Total current liabilities ...................      932,389    1,360,793
                                                         ----------   ----------

Deferred credits and other liabilities ...............      312,310      322,154
Accumulated deferred income taxes ....................      317,574      282,707
                                                         ----------   ----------

     Total capitalization and liabilities ............   $4,743,183   $4,597,725
                                                         ==========   ==========






            See Notes to Condensed Consolidated Financial Statements.






                     SOUTHERN UNION COMPANY AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)




NOTE 1 -- BASIS OF PRESENTATION

The condensed consolidated financial statements have been prepared by Southern Union Company (the Company) and certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been omitted. Certain reclassifications have been made to prior period financial statements to conform with the current period presentation. The condensed consolidated financial statement presentation in this report will produce the same net income as the consolidated financial statements and, in management's opinion, is a fair representation of the operations of the Company.

Effective June 11, 2003, the Company acquired Panhandle Energy from CMS Energy Corporation. The acquisition was accounted for using the purchase method of accounting in accordance with accounting principles generally accepted in the United States with the purchase price paid by the Company being allocated to Panhandle Energy's net assets as of the acquisition date based on preliminary estimates. The Panhandle Energy assets acquired and liabilities assumed have been recorded at their estimated fair value as of the acquisition date and are subject to further assessment and adjustment pending the results of outside appraisals. The outside appraisals are expected to be completed prior to June 30, 2004. Panhandle Energy's results of operations have been included in the Condensed Consolidated Statement of Operations since June 11, 2003. Thus, the Condensed Consolidated Statement of Operations for the periods subsequent to the acquisition is not comparable to the same periods in prior years.

NOTE 2 -- OTHER INCOME (EXPENSE), NET

Other income for the three-month period ended December 31, 2003 was $514,000 compared with other expense of $2,712,000 in 2002. Other income for the three-month period ended December 31, 2003 includes $743,000 of income generated from the sale and/or rental of gas-fired equipment and appliances by various operating subsidiaries. This item was partially offset by $377,000 of legal costs associated with the collection of damages from former Arizona Corporation Commissioner James Irvin related to the Company's unsuccessful acquisition of Southwest Gas Corporation (Southwest). Other expense for the three-month period ended December 31, 2002 includes $2,838,000 of legal costs associated with the Southwest litigation and $1,298,000 of selling costs related to the disposition of the Company's Texas operations. These items were partially offset by $669,000 of income generated from the sale and/or rental of gas-fired equipment and appliances.

Other income for the six-month period ended December 31, 2003 was $4,321,000 compared with $13,726,000 in 2002. Other income for the six-month period ended December 31, 2003 includes a gain of $6,123,000 on the early extinguishment of debt and income of $1,527,000 generated from the sale and/or rental of gas-fired equipment and appliances. These items were partially offset by charges of $1,603,000 and $1,150,000 to reserve for the impairment of Southern Union's investments in a technology company and in an energy-related joint venture, respectively, and $655,000 of legal costs associated with the collection of damages from former Arizona Corporation Commissioner James Irvin related to the Southwest litigation. Other income for the six-month period ended December 31, 2002 includes a gain of $17,500,000 on the settlement of the Southwest litigation and income of $1,242,000 generated from the sale and/or rental of gas-fired equipment and appliances. These items were partially offset by $4,969,000 of legal costs associated with the Southwest litigation and $1,298,000 of selling costs related to the disposition of the Company's Texas operations.

NOTE 3 - REPORTABLE SEGMENTS

The Company's operations include two reportable segments. The Transportation and Storage segment is primarily engaged in the interstate transportation and storage of natural gas in the Midwest and Southwest, and also provides LNG terminalling and regasification services. Its operations are conducted through Panhandle Energy, which the Company acquired on June 11, 2003. The Distribution segment is primarily engaged in the local distribution of natural gas in Missouri, Pennsylvania, Rhode Island and Massachusetts. Its operations are conducted through the Company's three regulated utility divisions: Missouri Gas Energy, PG Energy and New England Gas Company.

Revenue from segments in the All Other category is attributable to several operating subsidiaries of the Company: PEI Power Corporation generates and sells electricity; Fall River Gas Appliance Company, Inc. and Valley Appliance and Merchandising Company rent gas burning appliances and/or equipment and, along with PG Energy Services Inc., offer appliance service contracts; ProvEnergy Power Company LLC (ProvEnergy Power) provides outsourced energy management services and owns 50% of Capital Center Energy Company LLC, a joint venture formed between ProvEnergy and ERI Services, Inc. to provide retail power and conditioned air; and Alternate Energy Corporation provides energy consulting services. None of these segments have ever met the quantitative thresholds for determining reportable segments. The Company also has corporate operations that do not generate any revenues.

The Company evaluates segment performance based on several factors, of which the primary financial measure is net operating revenues. Net Operating Revenues is defined as operating margin, less operating, maintenance and general expenses, depreciation and amortization, and taxes other than on income and revenues.

The following table sets forth certain selected financial information for the Company's segments for the three- and six-month periods ended December 31, 2003 and 2002. Financial information for the Transportation and Storage segment reflects the operations of Panhandle Energy beginning on its acquisition date of June 11, 2003. There were no material intersegment revenues during the periods presented.


                                                                         THREE MONTHS ENDED                  SIX MONTHS ENDED
                                                                            DECEMBER 31,                       DECEMBER 31,
                                                                      2003              2002              2003              2002
                                                                      ----              ----              ----              ----

                                                                                         (THOUSANDS OF DOLLARS)
Revenues from external customers:
     Distribution ..........................................        $ 375,822         $ 345,370         $ 491,851         $ 443,506
     Transportation and Storage ............................          130,344              --             244,563              --
     All Other .............................................              947               734             2,093             2,308
                                                                    ---------         ---------         ---------         ---------

Total consolidated operating revenues ......................        $ 507,113         $ 346,104         $ 738,507         $ 445,814
                                                                    =========         =========         =========         =========

Operating margin:
     Distribution ..........................................        $ 108,954         $ 117,301         $ 163,288         $ 170,572
     Transportation and Storage ............................          130,344              --             244,563              --
     All Other .............................................              799               730             1,555             1,923
                                                                    ---------         ---------         ---------         ---------

Total consolidated operating margin ........................        $ 240,097         $ 118,031         $ 409,406         $ 172,495
                                                                    =========         =========         =========         =========

Net operating revenues:
     Distribution ..........................................        $  44,252         $  58,699         $  32,916         $  52,490
     Transportation and Storage ............................           52,508              --              90,427              --
     All Other .............................................             (328)             (455)             (643)             (304)
                                                                    ---------         ---------         ---------         ---------

Total segment net operating revenues .......................           96,432            58,244           122,700            52,186
Reconciling Items:
     Corporate .............................................           (1,055)           (2,742)           (3,344)           (4,473)
                                                                    ---------         ---------         ---------         ---------
Total consolidated net operating revenues ..................        $  95,377         $  55,502         $ 119,356         $  47,713
                                                                    =========         =========         =========         =========

Reconciliation of net operating revenues to earnings from continuing  operations before income taxes:
     Net operating revenues ................................        $  95,377         $  55,502         $ 119,356         $  47,713
     Interest ..............................................          (32,636)          (20,742)          (66,600)          (41,743)
     Dividends on preferred securities of
         subsidiary trust ..................................             --              (2,370)             --              (4,740)
     Other income (expense), net ............................             514            (2,712)            4,321            13,726
                                                                    ---------         ---------         ---------         ---------
Earnings from continuing operations before
   income taxes ............................................        $  63,255         $  29,678         $  57,077         $  14,956
                                                                    =========         =========         =========         =========





                                                   DECEMBER 31,        JUNE 30,
                                                     2003                2003
                                                     ----                ----
                                                      (THOUSANDS OF DOLLARS)
Total assets:
     Distribution ........................         $2,403,517         $2,243,257
     Transportation and Storage ..........          2,182,598          2,212,467
     All Other ...........................             42,821             50,073
                                                   ----------         ----------
Total segment assets .....................          4,628,936          4,505,797
Reconciling Items:
     Corporate ...........................            114,247             91,928
                                                   ----------         ----------

Total consolidated assets ................         $4,743,183         $4,597,725
                                                   ==========         ==========









                     SOUTHERN UNION COMPANY AND SUBSIDIARIES
                            SELECTED STATISTICAL DATA



The following table sets forth gas throughput and related information for the Company's Distribution segment and Transportation and Storage segment for the three- and six-month periods ended December 31, 2003 and 2002:

                                                                                  THREE MONTHS                     SIX MONTHS
                                                                                ENDED DECEMBER 31,              ENDED DECEMBER 31,
                                                                                ------------------              ------------------
                                                                                2003           2002            2003           2002
                                                                                ----           ----            ----           ----

DISTRIBUTION SEGMENT

Average number of gas sales customers served:
     Residential .......................................................       842,370        838,892        838,530        835,055
     Commercial ........................................................       101,288         99,617        100,085         97,602
     Industrial and irrigation .........................................           438            449            442            913
     Public authorities and other ......................................           386            380            387            376
                                                                              --------       --------       --------       --------
         Total average gas sales customers served ......................       944,482        939,338        939,444        933,946
Average number of transportation customers served ......................         2,578          2,435          2,570          2,499
                                                                              --------       --------       --------       --------
         Total average gas sales and transportation customers ..........       947,060        941,773        942,014        936,445
                                                                              ========       ========       ========       ========
Gas sales in millions of cubic feet (MMcf)
     Residential .......................................................        16,479         19,589         21,582         24,312
     Commercial ........................................................         6,821          7,890          9,349         10,229
     Industrial and irrigation .........................................           787            865          1,227          1,474
     Public authorities and other ......................................            92            115            111            135
                                                                              --------       --------       --------       --------
         Gas sales billed ..............................................        24,179         28,459         32,269         36,150
     Net change in unbilled gas sales ..................................         9,661         10,090          9,059          9,889
                                                                              --------       --------       --------       --------
         Total gas sales ...............................................        33,840         38,549         41,328         46,039
Gas transported in MMcf ................................................        15,888         18,236         28,858         31,498
                                                                              --------       --------       --------       --------
         Total gas sales and gas transported in MMcf ...................        49,728         56,785         70,186         77,537

                                                                              ========       ========       ========       ========
Gas sales revenues (thousands of dollars):
     Residential .......................................................      $190,143       $182,019       $261,460       $244,345
     Commercial ........................................................        71,081         65,283         98,899         87,376
     Industrial and irrigation .........................................         6,187          5,787          9,957          9,934
     Public authorities and other ......................................           893            657          1,152            945
                                                                              --------       --------       --------       --------
         Gas revenues billed ...........................................       268,304        253,746        371,468        342,600
     Net change in unbilled gas sales revenues .........................        94,096         77,813         99,287         79,689
                                                                              --------       --------       --------       --------
         Total gas sales revenues ......................................       362,400        331,559        470,755        422,289
Gas transportation revenues (thousands of dollars) .....................         9,221         11,040         15,236         16,752
                                                                              --------       --------       --------       --------
         Total gas sales and gas transportation revenues ...............      $371,621       $342,599       $485,991       $439,041
                                                                              ========       ========       ========       ========
Gas sales revenue per thousand cubic feet billed:
     Residential .......................................................      $  11.54       $   9.29       $  12.11       $  10.05
     Commercial ........................................................         10.42           8.27          10.58           8.54
     Industrial and irrigation .........................................          7.86           6.69           8.11           6.74
     Public authorities and other ......................................          9.71           5.71          10.38           7.00
Weather:
     Degree days:
          Missouri Gas Energy service territories ......................         1,740          1,995          1,827          2,009
          PG Energy service territories ................................         2,163          2,325          2,268          2,425
          New England service territories ..............................         1,846          2,034          1,878          2,059

     Percent of 30-year measure:
          Missouri Gas Energy service territories ......................            89%           102%            90%            99%
          PG Energy service territories ................................            99%           106%            96%           103%
          New England service territories ..............................            93%           103%            90%            99%

TRANSPORTATION AND STORAGE SEGMENT
Gas transported in billions of British thermal units (Bbtu) ............       341,318           --          666,516           --

Gas transportation revenues (thousands of dollars) .....................      $103,473       $   --         $189,851       $   --







                                   SIGNATURES



Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                     SOUTHERN UNION COMPANY
                                     ----------------------
                                           (Registrant)



Date  February 4, 2004              By /s/ DAVID J. KVAPIL
      ----------------------           -----------------------------------------
                                       David J. Kvapil
                                       Executive Vice President
                                       and Chief Financial Officer







                                  EXHIBIT INDEX




EXHIBIT NUMBER                    DESCRIPTION
--------------                    -----------


   99.a   Press Release  issued by Southern Union Company dated February 2, 2004
   99.b   Press Release  issued by Southern Union Company dated February 4, 2004